Exhibit 99.1

LETTER OF TRANSMITTAL

NORTHROP GRUMMAN CORPORATION

OFFER TO EXCHANGE

Up to $76,490,000 aggregate principal amount of 7.875% Senior Notes due 2026, $47,828,000 aggregate principal amount of 7.750% Senior Notes due 2026, $38,859,000 aggregate principal amount of 6.650% Senior Notes due 2028, $79,323,000 aggregate principal amount of 7.750% Senior Notes due 2029, $166,864,000 aggregate principal amount of 7.750% Senior Notes due 2031 and $12,300,00 aggregate principal amount of 6.980% Senior Notes due 2036 for a like aggregate principal amount of

7.875% Senior Notes due 2026, 7.750% Senior Notes due 2026, 6.650% Senior Notes due 2028, 7.750% Senior Notes due 2029, 7.750% Senior Notes due 2031 and 6.980% Senior Notes due 2036, respectively, in a transaction registered under the Securities Act of 1933, as amended (the “Securities Act”)

PURSUANT TO THE PROSPECTUS

DATED            , 2022

THE EXCHANGE OFFERS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                , 2022, SUBJECT TO THE COMPANY’S RIGHT TO EXTEND THE EXPIRATION DATE FOR ANY

EXCHANGE OFFER (SUCH DATE AND

TIME, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”). TENDERS MAY BE

WITHDRAWN PRIOR TO THE EXPIRATION DATE.

Delivery to:

D.F. King & Co., Inc. (the “Exchange Agent”)

The Exchange Agent for the Exchange Offers is:

D.F. King & Co., Inc.

By Regular, Registered or Certified Mail,

By Overnight Courier or By Hand

By Facsimile (For Eligible Institutions only) (212) 709-3328 Attention: Michael Horthman	48 Wall Street, 22nd Floor New York, New York 10005 Attention: Michael Horthman	Confirmation Call: (212) 232-3233

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF THIS LETTER OF TRANSMITTAL VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY OF THIS LETTER OF TRANSMITTAL. THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

The undersigned acknowledges that he or she has received the prospectus, dated                , 2022 (as amended or supplemented, the “Prospectus”), of Northrop Grumman Corporation, a Delaware corporation (the “Company”), and this Letter of Transmittal (this “Letter”), which together constitute the Company’s offers (the “Exchange Offers”) to exchange up to $76,490,000 aggregate principal amount of 7.875% Notes due 2026, $47,828,000 aggregate principal amount of 7.750% Notes due 2026, $38,859,000 aggregate principal amount of 6.650% Notes due 2028, $79,323,000 aggregate principal amount of 7.750% Notes due 2029, $166,864,000 aggregate principal amount of 7.750% Notes due 2031 and $12,300,000 aggregate principal amount of 6.980% Notes due 2036 (collectively, the “Restricted Notes”) for a like aggregate principal amount of $76,490,000 aggregate principal amount of 7.875% Notes due 2026, $47,828,000 aggregate principal amount of 7.750% Notes due 2026, $38,859,000 aggregate principal amount of 6.650% Notes due 2028, $79,323,000 aggregate principal amount of 7.750% Notes due 2029, $166,864,000 aggregate principal amount of 7.750% Notes due 2031 and $12,300,000 aggregate principal amount of 6.980% Notes due 2036, respectively, in a transaction registered under the Securities Act of 1933 (collectively, the “Exchange Notes”). Annex I hereto lists the CUSIP numbers with respect to each series of Restricted Notes. Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Prospectus.

For each Restricted Note accepted for exchange, the holder of such Restricted Note will receive an Exchange Note of the same series having a principal amount equal to the principal amount of the surrendered Restricted Note. With respect to each series of Exchange Notes, (a) interest will accrue on such Exchange Notes from the most recent date to which interest on the respective Restricted Notes has been paid or, if no interest has been paid, from the issue date of the respective Restricted Notes, (b) interest payments will commence on the first interest payment date occurring after the date that interest starts accruing and (c) if the regular record date for the first interest payment date would be a date prior to the settlement date of the related Exchange Offers, the record date for such first interest payment date will be the day immediately preceding such first interest payment date.

The terms of the Exchange Notes are substantially identical to the terms of the corresponding series of the Restricted Notes, except that the Exchange Notes are registered under the Securities Act and the transfer restrictions, registration rights and payment of additional interest in case of non-registration applicable to the Restricted Notes do not apply to the Exchange Notes.

In connection with the issuance of the Restricted Notes on September 2, 2021, the Company entered into a registration rights agreement (the “Registration Rights Agreement”), with BofA Securities Inc., BNP Paribas Securities Corp. and Wells Fargo Securities, LLC, as dealer managers, pursuant to which the Company agreed, for the benefit of the holders of the Restricted Notes, to use commercially reasonable efforts to complete a registered exchange offer by September 2, 2022.

The Registration Rights Agreement also provides that if (1) due to a change in law or in applicable interpretations of the staff of the SEC, the Company determines that it is not permitted to effect the Exchange Offers, (2) any holder of Restricted Notes notifies the Company in writing prior to the 20th day following completion of the Exchange Offers that it is not eligible to participate in the Exchange Offers or does not receive fully tradeable Exchange Notes pursuant to the Exchange Offers or (3) for any other reason, any Exchange Offer is not completed by September 2, 2022, the Company will, at its reasonable cost, (a) not more than 90 days after being so required or requested pursuant to the Registration Rights Agreement, use its commercially reasonable efforts to cause a shelf registration statement to relating to the Restricted Notes to become effective under the Securities Act and (b) use its commercially reasonable efforts to keep the shelf registration statement effective until the time that all Restricted Notes eligible to be sold under the shelf registration statement have been sold pursuant to the shelf registration statement or are freely tradeable pursuant to Rule 144(k) of the Securities Act and the applicable interpretations of the SEC.

In the event of the filing of the shelf registration statement, the Company will (1) provide to each holder of the Restricted Notes of the applicable series copies of the prospectus that is part of the shelf registration statement, (2) notify each such holder when the shelf registration statement has been filed and when it has become effective and (3) take certain other actions as are required to permit unrestricted resales of the Restricted Notes. A holder of Restricted Notes that sells its Restricted Notes pursuant to the shelf registration statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement that are applicable to such a holder, including certain indemnification obligations thereunder. No holder shall be entitled to be named as a selling security holder in the shelf registration statement or to use the prospectus forming a part thereof for resales of the Restricted Notes unless such holder has signed and returned to the Company a notice and questionnaire as distributed by the Company consenting to such holder’s inclusion in the shelf registration statement and related prospectus as a selling security holder and providing further information to the Company. In addition, a holder of the Restricted Notes will be required to deliver information to be used in the shelf registration statement to benefit from the provisions set forth in the second following paragraph.

At any time, the Company may delay the filing of any shelf registration statement or delay or suspend the effectiveness thereof, for a reasonable period of time, but not in excess of 120 days in the aggregate during any 12-month period, if the Company reasonably determines that the filing of any such shelf registration statement or the continuing effectiveness thereof would require the disclosure of non-public material information that, in the Company’s reasonable judgment, would be detrimental to the Company if so disclosed or would otherwise materially adversely affect a financing, acquisition, disposition, merger or other material transaction or such action is required by applicable law.

In the event that neither the Exchange Offers are completed by September 2, 2022, nor the shelf registration statement has been declared effective within 365 days after the date, if any, on which the Company became obligated to file the shelf registration statement or the shelf registration statement, if applicable, has been both filed and declared effective but ceases to be effective or usable for a period of time that exceeds 120 days in the aggregate in any 12 month period in which it is required to be effective under the Registration Rights Agreement, each such event (each such event, a “Registration Default”) then, the Company will be required to pay additional interest to all holders of each series of the Restricted Notes affected thereby, and additional interest will accrue on the principal amount of each series of the Restricted Notes affected thereby, in addition to the stated interest on each series of the Restricted Notes, from and including the date on which any registration default shall occur to, but not including, the date on which all registration defaults have been cured. Additional interest will accrue at a rate of 0.25% per annum immediately following the occurrence of any registration default until the earlier of (i) the date on which such registration default is cured and (ii) the date on which the Restricted Notes of the applicable series cease to be registrable securities. Notwithstanding the foregoing, the amount of additional interest borne by any series of Restricted Notes as a result of a registration default will in no event exceed 0.25% per annum even if more than one registration default has occurred and is continuing.

The Company reserves the right to extend any Exchange Offer at its discretion, in which event the term “Expiration Date” for such Exchange Offer shall mean the latest time and date to which such Exchange Offer is extended. The Company will give oral or written notice of any extension to the Exchange Agent and, as promptly as practicable, to holders of Restricted Notes.

This Letter is to be completed by a holder of Restricted Notes either if certificates for such Restricted Notes are forwarded herewith or if a tender is to be made by book-entry transfer to the Exchange Agent’s account at The Depository Trust Company (“DTC”) in accordance with the procedures set forth in the Prospectus under the caption “The Exchange Offers––Procedures for Tendering” and an Agent’s Message (as defined below) is not delivered.

Tenders of Restricted Notes by book-entry transfer may also be made by delivering an Agent’s Message in lieu of this Letter. The term “Agent’s Message” means a message, transmitted by DTC to and received by the Exchange Agent and forming a part of a Book-Entry Confirmation (as defined below), which states that DTC has received an express acknowledgment from the tendering participant in its Automated Tender Offer Program (“ATOP”) stating that such participant has received and agrees to be bound by this Letter and that the Company may enforce this Letter against such participant. The term “Book-Entry Confirmation” means a timely confirmation of a book-entry tender of Restricted Notes into the Exchange Agent’s account at DTC.

Delivery of documents to DTC, the Trustee (as defined in the Prospectus under “Description of Notes”) or the Company does not constitute delivery to the Exchange Agent.

The method of delivery of Restricted Notes and this Letter and all other required documents to the Exchange Agent is at the election and risk of the holders. Instead of delivery by mail, the Company recommends that holders use an overnight or hand delivery service. In all cases, holders should allow sufficient time to assure delivery to the Exchange Agent before the Expiration Date. No Letter or Restricted Notes should be sent to the Company.

The undersigned has completed the appropriate boxes below and signed this Letter to indicate the action the undersigned desires to take with respect to the Exchange Offers.

All Tendering Holders Complete Box 1:

	Box 1 Description of Restricted Notes
	1	2	3	4
Name(s) and Address(es) of Registered Holder(s) (Please fill in, if blank)	Series / CUSIP	Certificate Number(s)*	Aggregate Principal Amount Represented	Principal Amount Tendered**
	7.875% Notes due 2026 / 666807BV3
	7.875% Notes due 2026 / U66508AF6
	7.750% Notes due 2026 / 666807BX9
	7.750% Notes due 2026 / U66508AG4
	6.650% Notes due 2028 / 666807BZ4
	6.650% Notes due 2028 / U66508AH2
	7.750% Notes due 2029 / 666807CB6
	7.750% Notes due 2029 / U66508AJ8
	7.750% Notes due 2031 / 666807CD2
	7.750% Notes due 2031 / U66508AK5
	6.980% Notes due 2036 / 666807CF7
	6.980% Notes due 2036 / U66508AL3
		Total

*	Need not be completed if Restricted Notes are being tendered by book-entry transfer.
**

Unless otherwise indicated in this column, a holder will be deemed to have tendered ALL of the Restricted Notes represented by the Restricted Notes indicated in column 2. See Instruction 2. Restricted Notes tendered must be in minimum denominations of $2,000 in principal amount and integral multiples of $1,000 in excess thereof. See Instruction 1.

Box 2

Book-Entry Transfer

☐	CHECK HERE IF TENDERED RESTRICTED NOTES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE EXCHANGE AGENT AT DTC AND COMPLETE THE FOLLOWING:

Name of Tendering Institution:

Account Number:

Transaction Code Number:

By crediting the Restricted Notes to the Exchange Agent’s account at DTC using ATOP and by complying with applicable ATOP procedures with respect to the Exchange Offers, including transmitting to the Exchange Agent an Agent’s Message in which the holder of the Restricted Notes acknowledges and agrees to be bound by the terms of, and makes the representations and warranties contained in, this Letter, the participant in DTC confirms on behalf of itself and the beneficial owners of such Restricted Notes all provisions of this Letter (including all representations and warranties) applicable to it and such beneficial owner as fully as if it had completed the information required herein and executed and transmitted this Letter to the Exchange Agent.

Box 3

Physical Certificates for Tendered Restricted Notes

☐	CHECK HERE IF PHYSICAL CERTIFICATES FOR TENDERED RESTRICTED NOTES ARE ENCLOSED HEREWITH.

Box 4

Participating Broker-Dealer

☐	CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE ADDITIONAL COPIES OF THE PROSPECTUS AND OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

Name:

Address:

Number of additional copies:

The undersigned represents and acknowledges to the Company that (i) it has full power and authority to tender, exchange, sell, assign and transfer the Restricted Notes it is tendering and that the Company will acquire good, marketable and unencumbered title to the Restricted Notes, free and clear of all security interests, liens, restrictions, charges and encumbrances or other obligations relating to their sale or transfer and not subject to any adverse claim when the Restricted Notes are accepted by the Company, (ii) the Exchange Notes acquired in connection with the Exchange Offers are being obtained in the ordinary course of business of the person receiving the Exchange Notes, (iii) it has not engaged in, does not intend to engage in, and has no arrangement or understanding with any person to participate in the distribution, as defined in the Securities Act, of the Exchange Notes it will receive in the Exchange Offers and (iv) it is not an “affiliate” (as defined in Rule 405 under the Securities Act) of the Company.

If the undersigned is a broker-dealer, the undersigned represents and acknowledges to the Company that it is not engaged in, and does not intend to engage in, a distribution of the Exchange Notes, and that it will receive Exchange Notes for its own account in exchange for Restricted Notes that were acquired by such broker-dealer as a result of market-making activities or other trading activities and that it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering such a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act (other than in connection with a resale of an unsold allotment from the original sale of the Restricted Notes).

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

Upon the terms and subject to the conditions of the Exchange Offers, the undersigned hereby tenders to the Company the aggregate principal amount of the Restricted Notes indicated above. Subject to, and effective upon, the acceptance for exchange of the Restricted Notes tendered hereby, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Company all right, title and interest in and to such Restricted Notes as are being tendered hereby.

The undersigned hereby irrevocably constitutes and appoints the Exchange Agent as the undersigned’s true and lawful agent and attorney-in-fact with respect to such tendered Restricted Notes, with full power of substitution, among other things, to cause the Restricted Notes to be assigned, transferred and exchanged.

The undersigned hereby represents and acknowledges to the Company that (i) it has full power and authority to tender, exchange, sell, assign and transfer the Restricted Notes it is tendering and that the Company will acquire good, marketable and unencumbered title to the Restricted Notes, free and clear of all security interests, liens, restrictions, charges and encumbrances or other obligations relating to their sale or transfer and not subject to any adverse claim when the Restricted Notes are accepted by the Company, (ii) the Exchange Notes acquired in connection with the Exchange Offers are being obtained in the ordinary course of business of the person receiving the Exchange Notes, (iii) it has not engaged in, does not intend to engage in, and has no arrangement or understanding with any person to participate in the distribution, as defined in the Securities Act, of the Exchange Notes it will receive in the Exchange Offers and (iv) it is not an “affiliate” (as defined in Rule 405 under the Securities Act) of the Company.

If the undersigned is a broker-dealer, the undersigned represents and acknowledges to the Company that it is not engaged in, and does not intend to engage in, a distribution of the Exchange Notes, and that it will receive Exchange Notes for its own account in exchange for Restricted Notes that were acquired by such broker-dealer as a result of market-making activities or other trading activities and that it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering such a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act (other than in connection with a resale of an unsold allotment from the original sale of the Restricted Notes).

The undersigned also acknowledges that the Exchange Offers are being made by the Company based upon the Company’s understanding of interpretations by the staff of the SEC as set forth in no-action letters issued to third parties, that the Exchange Notes issued in exchange for the Restricted Notes pursuant to the Exchange Offers may be offered for resale, resold and otherwise transferred by holders thereof, without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that: (i) such holder is not an “affiliate”, as defined in Rule 405 under the Securities Act, of the Company; (ii) such Exchange Notes received by the undersigned are acquired in the ordinary course of the undersigned’s business; and (iii) such holder is not engaged in, does not intend to engage in, and has no arrangement or understanding with any person to participate in the distribution, as defined in the Securities Act, of the Exchange Notes. However, the Company has not sought its own no-action letter and therefore the staff of the SEC has not considered the Exchange Offers in the context of a no-action letter. There can be no assurance that the staff of the SEC would make a similar determination with respect to the Exchange Offers as in other circumstances. If a holder of Restricted Notes is an affiliate of the Company, acquires the Exchange Notes other than in the ordinary course of such holder’s business or is engaged in or intends to engage in a distribution of the Exchange Notes or has any arrangement or understanding with respect to the distribution of the Exchange Notes to be acquired pursuant to the Exchange Offers, such holder could not rely on the applicable interpretations of the staff of the SEC and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction.

The undersigned will, upon request, execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the sale, assignment and transfer of the Restricted Notes tendered hereby. All authority conferred or agreed to be conferred in this Letter and every obligation of the undersigned hereunder shall be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned. This tender may be withdrawn only in accordance with the procedures set forth under the caption “The Exchange Offers—Withdrawal of Tenders” section of the Prospectus.

The Exchange Offers are subject to certain conditions as set forth in the Prospectus under the caption “The Exchange Offers—Conditions to the Exchange Offers”. The undersigned recognizes that as a result of these conditions (which may be waived, in whole or in part, by the Company), as more particularly set forth in the Prospectus, the Company may not be required to exchange any of the Restricted Notes tendered hereby and, in such event, the Restricted Notes not exchanged will be returned to the undersigned at the address shown above, promptly following the expiration or termination of the Exchange Offers. In addition, the Company is not required to accept for exchange, or to issue the Exchange Notes in exchange for, any Restricted Notes and may terminate or amend the Exchange Offers at any time prior to the Expiration Date if any of the conditions set forth under caption “The Exchange Offers—Conditions to the Exchange Offers” in the Prospectus occur.

Unless otherwise indicated in the box entitled “Special Issuance Instructions” below, please deliver the Exchange Notes in the name of the undersigned or, in the case of a book-entry delivery of Restricted Notes, please credit the Exchange Notes to be issued to the account indicated above maintained at DTC. Similarly, unless otherwise indicated under the box entitled “Special Delivery Instructions” below, please send the Exchange Notes to the undersigned at the address shown above in the box entitled “Description of Restricted Notes”.

THE UNDERSIGNED, BY COMPLETING THE APPLICABLE BOX OR BOXES ABOVE AND SIGNING THIS LETTER, WILL BE DEEMED TO HAVE TENDERED THE RESTRICTED NOTES AS SET FORTH IN SUCH BOX ABOVE.

SPECIAL ISSUANCE INSTRUCTIONS (See Instructions 3 and 4)

To be completed ONLY if certificates for Restricted Notes not exchanged and/or Exchange Notes are to be issued in the name of and sent to someone other than the person(s) whose signature (s) appear(s) on this Letter, or if Restricted Notes delivered by book-entry transfer which are not accepted for exchange are to be returned by credit to an account maintained at the Book-Entry Transfer Facility other than the account indicated above.

Issue Exchange Notes and/or Restricted Notes to:

Name(s):
(Please Type or Print)

(Please Type or Print)

Address:

(Including Zip Code) (Complete accompanying Substitute Form W-9)

☐ Credit unexchanged Restricted Notes delivered by book-entry transfer to the Book-Entry Transfer Facility account set forth below.

(Book-Entry Transfer Facility Account Number, if applicable)

SPECIAL DELIVERY INSTRUCTIONS (See Instructions 3 and 4)

To be completed ONLY if certificates for Restricted Notes not exchanged and/or Exchange Notes are to be sent to someone other than the person(s) whose signature(s) appear(s) on this Letter or to such person(s) at an address other than shown in the box entitled “Description of Restricted Notes” on this Letter above.

Mail Exchange Notes and/or Restricted Notes to:

Name(s):
(Please Type or Print)

(Please Type or Print)

Address:

(Including Zip Code)

IMPORTANT: THIS LETTER OR A FACSIMILE HEREOF (TOGETHER WITH THE CERTIFICATES FOR RESTRICTED NOTES) OR A BOOK-ENTRY CONFIRMATION AND ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY THE EXCHANGE AGENT PRIOR TO THE EXPIRATION DATE.

PLEASE READ THIS ENTIRE LETTER CAREFULLY BEFORE COMPLETING ANY BOX ABOVE.

PLEASE SIGN HERE

(TO BE COMPLETED BY ALL TENDERING HOLDERS)

(Complete accompanying Substitute Form W-9 below)

X:	,
X:	,
(Signature(s) of Registered Owner(s))	(Date)

Area Code and Telephone Number:

If a holder is tendering any Restricted Notes, this Letter must be signed by the registered holder(s) as the name(s) appear(s) on the certificate(s) for the Restricted Notes or on a security position listing or by any person(s) authorized to become registered holder(s) by endorsements and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title. See Instruction 3.

Name(s):

Title:
(Please Type or Print)

Capacity:

Address:
(Including Zip Code)

SIGNATURE GUARANTEE
(if Required by Instruction 3)

Signature Guaranteed by
an Eligible Institution:
(Authorized Signature)

(Title)

(Name and Firm)

Date:

INSTRUCTIONS

Forming Part of the Terms and Conditions of the

OFFER TO EXCHANGE

Up to $76,490,000 aggregate principal amount of 7.875% Senior Notes due 2026, $47,828,000 aggregate principal amount of 7.750% Senior Notes due 2026, $38,859,000 aggregate principal amount of 6.650% Senior Notes due 2028, $79,323,000 aggregate principal amount of 7.750% Senior Notes due 2029, $166,864,000 aggregate principal amount of 7.750% Senior Notes due 2031 and $12,300,000 aggregate principal amount of 6.980% Senior Notes due 2036 for a like aggregate principal amount of

7.875% Senior Notes due 2026, 7.750% Senior Notes due 2026, 6.650% Senior Notes due 2028, 7.750% Senior Notes due 2029, 7.750% Senior Notes due 2031 and 6.980% Senior Notes due 2036, respectively, in a transaction registered under the Securities Act.

1.	Delivery of this Letter and the Restricted Notes.

This Letter or, in lieu thereof, an Agent’s Message stating that the holder has expressly acknowledged receipt of, and agrees to be bound by and held accountable by, this Letter, is to be completed by or received with respect to holders of Restricted Notes either if certificates are to be forwarded herewith or if tenders are to be made pursuant to the procedures for delivery by book-entry transfer set forth in the “The Exchange Offers—Procedures for Tendering” section of the Prospectus. Certificates for all physically tendered Restricted Notes (or Book-Entry Confirmation), as well as a properly completed and duly executed Letter (or facsimile thereof) and any other documents required by this Letter (or, in lieu thereof, an Agent’s Message), must be received by the Exchange Agent at the address set forth herein on or prior to the Expiration Date. Restricted Notes tendered hereby must be in denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

The method of delivery of this Letter, the Restricted Notes and all other required documents is at the election and risk of the tendering holders. Instead of delivery by mail, it is recommended that holders use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure delivery to the Exchange Agent before the Expiration Date. No Letter or Restricted Notes should be sent to the Company. Holders may request their respective brokers, dealers, commercial banks, trust companies or nominees to effect the tenders for such holders.

See “The Exchange Offers” section of the Prospectus.

2.	Partial Tenders (not applicable to holders of Restricted Notes who tender by book-entry transfer); Withdrawals.

If less than all of the Restricted Notes evidenced by a submitted certificate are to be tendered, the tendering holder(s) should fill in the aggregate principal amount of Restricted Notes to be tendered in the box “Description of Restricted Notes—Principal Amount Tendered”. A newly reissued certificate for the Restricted Notes submitted but not tendered will be sent to such holder as soon as practicable after the Expiration Date. All of the Restricted Notes delivered to the Exchange Agent will be deemed to have been tendered unless otherwise clearly indicated.

A tender pursuant to the Exchange Offers may be withdrawn at any time prior to the Expiration Date. To be effective, a written or facsimile transmission notice of withdrawal must: (i) be received by the Exchange Agent prior to the Expiration Date; (ii) specify the name of the person who deposited the Restricted Notes to be withdrawn; (iii) identify the Restricted Notes to be withdrawn (including the certificate number(s), if any, and principal amount of such Restricted Notes); (iv) be signed by the depositor in the same manner as the original signature on this Letter by which such Restricted Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the trustee register the transfer of such Restricted Notes into the name of the person withdrawing the tender; and (v) specify the name in which any such Restricted Notes are to be registered, if different from that of the depositor. The Exchange Agent will return the properly withdrawn Restricted Notes promptly following receipt of notice of withdrawal. If Restricted Notes have been tendered pursuant to the procedure for book-entry transfer, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Restricted Notes or otherwise comply with DTC’s procedures. All questions as to the validity of notices of withdrawal, including time of receipt, will be determined by the Company, in its sole discretion, and such determination will be final and binding on all parties.

3.	Signatures on this Letter, Bond Powers and Endorsements; Guarantee of Signatures.

If this Letter is signed by the registered holder(s) of the Restricted Notes tendered hereby, the signature must correspond exactly with the name as written on the face of the certificates or on DTC’s security position listing without alteration, enlargement or any change whatsoever.

If any tendered Restricted Notes are owned of record by two or more joint owners, all such owners must sign this Letter.

If any tendered Restricted Notes are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate copies of this Letter as there are different registrations of certificates.

When this Letter is signed by the registered holder(s) (which term, for the purposes described herein, shall include the book-entry transfer facility whose name appears on a security listing as the owner of the Restricted Notes) of the Restricted Notes specified herein and tendered hereby, no endorsements of certificates or separate bond powers are required. If, however, the Exchange Notes are to be issued to a person other than the registered holder(s), then endorsements of any certificates transmitted hereby or separate bond powers are required. Signatures on such certificates must be guaranteed by an Eligible Institution (as defined below).

If this Letter is signed by a person other than the registered holder(s) of any Restricted Notes specified therein, such certificate(s) must be endorsed by such registered holder(s) or accompanied by separate written instruments of transfer or endorsed in blank by such registered holder(s) in form satisfactory to the Company and duly executed by the registered holder, in either case signed exactly as such registered holder’s or holders’ name(s) appear(s) on the Restricted Notes.

If this Letter or any certificates of Restricted Notes or separate written instruments of transfer or exchange are signed or endorsed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or other persons acting in a fiduciary or representative capacity, such persons should so indicate when signing and, unless waived by the Company, evidence satisfactory to the Company of their authority to so act must be submitted with this Letter.

Signature on a Letter or a notice of withdrawal, as the case may be, must be guaranteed by an Eligible Institution unless the Restricted Notes are being or were tendered (i) by a registered holder who has not completed the box entitled “Special Payment Instructions” or “Special Delivery Instructions” on this Letter or (ii) for the account of an Eligible Institution. In the event that signatures on a Letter or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by a financial institution (including most banks, savings and loan associations and brokerage houses) that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program (each such entity an “Eligible Institution”).

4.	Special Issuance and Delivery Instructions.

Tendering holders of Restricted Notes should indicate in the applicable box the name and address to which Exchange Notes issued pursuant to the Exchange Offers are to be issued or sent, if different from the name or address of the person signing this Letter. In the case of issuance in a different name, the employer identification or social security number of the person named must also be indicated. Holders tendering Restricted Notes by book-entry transfer may request that Restricted Notes not exchanged be credited to such account maintained at the book-entry transfer facility as such holder may designate hereon. If no such instructions are given, such Restricted Notes not exchanged will be returned to the name or address of the person signing this Letter.

5.	Tax Identification Number and Backup Withholding.

An exchange of Restricted Notes for Exchange Notes pursuant to the Exchange Offers will not be treated as a taxable exchange or other taxable event for U.S. federal income tax purposes. In particular, no backup withholding or information reporting is required in connection with such an exchange. However, U.S. federal income tax law generally requires that payments of principal and interest on a note to a holder be subject to backup withholding unless such holder provides the payor with such holder’s correct Taxpayer Identification Number (“TIN”) or otherwise establishes a basis for an exemption. If the holder is an individual, the TIN is his or her social security number. If the payor is not provided with the current TIN or an adequate basis for an exemption, the holder may be subject to a $50 penalty imposed by the Internal Revenue Service (“IRS”). In addition, the holder may be subject to backup withholding in an amount that is currently 24% of all reportable payments of principal and interest.

Certain holders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and information reporting requirements. These holders should nevertheless complete the attached Substitute Form W-9 below if they are U.S. persons, and check the box marked “Exempt” in Part 2, to avoid possible erroneous backup withholding. However, if the holder is a nonresident alien or foreign entity not subject to backup withholding, the holder must provide a completed IRS Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding and Reporting (Individuals)) or other appropriate IRS Form W-8. IRS Forms W-8 and W-9, and the instructions to such forms, may be obtained from the Exchange Agent or on the IRS’s website, www.irs.gov.

To prevent backup withholding on reportable payments of principal and interest, each holder must provide its correct TIN by completing the Substitute Form W-9 set forth below, certifying that the TIN provided is correct (or that the holder is awaiting a TIN) and that (i) the holder is exempt from backup withholding, (ii) the holder has not been notified by the IRS that the holder is subject to a backup withholding as a result of a failure to report all interest or dividends or (iii) the IRS has notified the holder that the holder is no longer subject to backup withholding. If the Restricted Notes are in more than one name or are not in the name of the actual owner, the holder should consult the instructions to IRS Form W-9 for information on which TIN to report. If the holder does not have a TIN, the holder should consult the instructions to IRS Form W-9 for instructions on applying for a TIN and check the box marked “Applied for” in Part 2 of the Substitute Form W-9. Checking this box means that the holder has already applied for a TIN or that the holder intends to apply for one in the near future. If a holder checks the box marked “Applied for” in Part 2 of the Substitute Form W-9, backup withholding will nevertheless apply to all reportable payments made to the holder. If such a holder furnishes its TIN within 60 calendar days of the Exchange Agent’s receipt of the Substitute Form W-9, however, any amounts so withheld shall be refunded to the holder.

If backup withholding applies, the payor will withhold the appropriate percentage (currently 24%) from payments to the holder. Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the IRS.

6.	Transfer Taxes.

Holders who tender their Restricted Notes for Exchange Notes will not be obligated to pay any transfer taxes in connection therewith. If, however, Exchange Notes are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Restricted Notes tendered hereby, or if tendered Restricted Notes are registered in the name of any person other than the person signing this Letter, or if a transfer tax is imposed for any reason other than the exchange of Restricted Notes in connection with the Exchange Offers, the amount of any transfer taxes (whether imposed on the registered holder or any other person) will be payable by the holder. If satisfactory evidence of payment of any such transfer taxes or exemption therefrom is not submitted herewith, the amount of such transfer taxes will be billed directly to the holder.

Except as provided in this Instruction 6, it will not be necessary for transfer tax stamps to be affixed to the Restricted Notes.

7.	Waiver of Conditions.

The Company reserves the right, in its sole discretion, to waive satisfaction of any or all conditions enumerated in the Prospectus at any time and from time to time prior to the Expiration Date.

8.	No Conditional Tenders.

No alternative, conditional, irregular or contingent tenders will be accepted. All tendering holders of Restricted Notes, by execution of this Letter or, in lieu thereof, an Agent’s Message, shall waive any right to receive notice of the acceptance of their Restricted Notes for exchange.

None of the Company, the Exchange Agent or any other person is obligated to give notice of any defect or irregularity with respect to any tender of Restricted Notes nor shall any of them incur any liability for failure to give any such notice.

9.	Mutilated, Lost, Stolen or Destroyed Restricted Notes.

Any holder whose Restricted Notes have been mutilated, lost, stolen or destroyed should contact the Exchange Agent at the address indicated above for further instructions.

10.	Requests for Assistance or Additional Copies.

Questions relating to the procedure for tendering, as well as requests for additional copies of the Prospectus and this Letter, may be directed to the Exchange Agent, at the address and telephone number indicated above.

TO BE COMPLETED BY ALL TENDERING HOLDERS (See Instruction 5)

SUBSTITUTE FORM W-9

REQUEST FOR TAXPAYER IDENTIFICATION NUMBER AND CERTIFICATION

PAYOR’S NAME: NORTHROP GRUMMAN CORPORATION

PAYEE INFORMATION

(Please print or type)

Individual or business name (if joint account, list first and circle the name of person or entity whose number you furnish in Part 1 below):

Check appropriate box:	☐	Individual/Sole proprietor
	☐	C Corporation
	☐	S Corporation
	☐	Partnership
	☐	Trust/Estate
	☐	Limited Liability Company
	☐	Other

ADDRESS (NUMBER, STREET AND APT. OR SUITE NO.)

CITY, STATE AND ZIP CODE

PART  1: TAXPAYER IDENTIFICATION NUMBER (“TIN”)

Enter your TIN below. For individuals, this is your social security number. For other entities, it is your employer identification number. Refer to the instructions to IRS Form W-9 for further clarification. If you do not have a TIN, consult the instructions to IRS Form W-9 for instructions on how to obtain a TIN, check the appropriate box below indicating that you have applied for a TIN and, in addition to the Part 3 Certification, sign the attached Certification of Awaiting Taxpayer Identification Number.

Social Security Number: ——-——-——

Employer Identification number: ——-——

☐ Applied For

PART 2: PAYEE EXEMPT FROM BACKUP WITHHOLDING Check box (Even if you are exempt from backup withholding, you should still complete and sign the certification below): ☐ Exempt

PART 3: CERTIFICATION

Certification instructions: You must cross out item 2 below if you have been notified by the IRS that you are currently subject to backup withholding because of underreporting of interest or dividends on your tax return.

Under penalties of perjury, I certify that:

1.	The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me).

2.

I am not subject to backup withholding because (i) I am exempt from backup withholding, (ii) I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends or (iii) the IRS has notified me that I am no longer subject to backup withholding.

3.	I am a U.S. person (including a U.S. resident alien).

Signature

Date

NOTE:	FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING AT THE APPLICABLE WITHHOLDING RATE (WHICH IS CURRENTLY 24%) ON ANY REPORTABLE PAYMENT MADE TO YOU.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATION IF YOU CHECKED THE BOX “APPLIED FOR” IN PART 1 OF THIS FORM.

CERTIFICATION OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify, under penalties of perjury, that a TIN has not been issued to me, and either (i) I have mailed or delivered an application to receive a TIN to the appropriate IRS Service Center or Social Security Administration Office or (ii) I intend to mail or deliver an application in the near future. I understand that if I do not provide a TIN to the payor, the payor is required to withhold and remit to the IRS a percentage (currently 24%) of all reportable payments made to me until I furnish the payor with a TIN.

Signature

Date

NOTE:	FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING AT THE APPLICABLE WITHHOLDING RATE (WHICH IS CURRENTLY 24%) ON ANY REPORTABLE PAYMENTS MADE TO YOU.

Annex I

Series of Restricted Notes	Status	CUSIP
7.875% Notes due 2026	144A	666807BV3
7.875% Notes due 2026	Reg S	U66508AF6
7.750% Notes due 2026	144A	666807BX9
7.750% Notes due 2026	Reg S	U66508AG4
6.650% Notes due 2028	144A	666807BZ4
6.650% Notes due 2028	Reg S	U66508AH2
7.750% Notes due 2029	144A	666807CB6
7.750% Notes due 2029	Reg S	U66508AJ8
7.750% Notes due 2031	144A	666807CD2
7.750% Notes due 2031	Reg S	U66508AK5
6.980% Notes due 2036	144A	666807CF7
6.980% Notes due 2036	Reg S	U66508AL3